UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2010

PACIFIC BLUE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1016 W. University Ave. Suite 218 Flagstaff, AZ 86001
(Address of principal executive offices)
602-910-2114
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Advisory Board Agreement

On August 10, 2010, Pacific Blue Energy Corp., a Nevada corporation, (the “Company”) entered into that certain Advisory Board Agreement (the “Advisory Agreement”) with Mr. George Sagredos (“Mr. Sagredos”) pursuant to which Mr. Sagredos shall offer objective information and advice to the Board of Directors of the Company for a period of one year in exchange for 10,000 restricted shares of the Common Stock of the Company, per the terms and conditions set forth in the Advisory Agreement.

In 1993, Mr. Sagredos founded Hermitage Resources Ltd., a trading firm involved in the arbitrage of oil products in the emerging growth markets. While at Hermitage Resources, Sagredos served as the president of the Crude Oil and Products Trading division, focusing on the Russian and Mediterranean markets. In the early 1990’s, he served as senior trader in the international oil trading division of A.O.T. Zug, in Switzerland. From 1987 to 1990, Sagredos was the senior trader for clean products in the Oil Products Trading and International Arbitrage division of Phibro Energy, Switzerland. As the senior trader, he was responsible for Mediterranean and International Arbitrage for Europe and the Far East. He also worked as a clean products trader of the Oil Trading Products division of Petrogulf S.A., a privately owned independent oil and gas producer. He joined Goldman Sachs & Co. as a trader specializing in the oil futures industry. Prior to joining Goldman Sachs he was a tanker broker for D&L Partners in New York. Currently, Mr. Sagredos serves as managing director of the Hermitage Group, and as chief operating officer, president and director of Energy Infrastructure Acquisition Corporation, since its inception in 2005.

The foregoing summary description of the terms of the Advisory Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Advisory Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Consulting Agreement

On August 11, 2010, the Company entered into that certain Consulting Agreement (the “Consulting Agreement”) with Mr. Sagredos pursuant to which Mr. Sagredos shall offer business development services to the Company for a period of six (6) months in exchange for 250,000 restricted shares of the Common Stock of the Company, per the terms and conditions set forth in the Consulting Agreement.

The foregoing summary description of the terms of the Consulting Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Consulting Agreement, this reference is made to such agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein are intended to be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On August 11, 2010, the Company issued a press release announcing that Mr. Sagredos had joined the Company’s Board of Advisors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Advisory Board Agreement between the Company and George Sagredos dated August 10, 2010.
10.2	Consulting Agreement between the Company and George Sagredos dated August 11, 2010.
99.1	Press Release dated August 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BLUE ENERGY CORP.

Dated: August 11, 2010	By:	/s/ Joel Franklin
Joel Franklin
Chief Executive Officer

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